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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Current Report on Form 8-K/A of The Titan Corporation of our report on DBA Systems, Inc. for the year ended June 30, 1997, dated August 20, 1997, appearing in the Registration Statement on Form S-4 (No. 333-45719) of The Titan Corporation.


DELOITTE & TOUCHE LLP


Orlando, Florida
March 9, 1998